EXHIBIT 99.3
Summary Pro Forma Combined
Oil, Natural Gas and Natural Gas Liquids
Reserve Data

The following tables set forth summary pro forma information with respect to Vanguard's pro forma combined estimated net proved and proved developed natural gas, oil and natural gas liquids reserves as of December 31, 2013. This pro forma information gives effect to the Pinedale Acquisition as if it occurred on January 1, 2013. Future exploration, exploitation and development expenditures, as well as future commodity prices and service costs, will affect the reserve volumes attributable to the acquired properties and the standardized measure of discounted future net cash flows.

Estimated changes in the quantities of natural gas, oil and natural gas liquids reserves for the year ended December 31, 2013 are as follows:

	Natural Gas (in MMcf)
	Vanguard historical	Pinedale Acquisition	Vanguard pro forma combined (a)
Net proved reserves
January 1, 2013	546,513	605,911	1,152,424
Revisions of previous estimates	(9,589)	—	(9,589)
Extensions, discoveries and other	13,556	—	13,556
Purchases of reserves in place	86,245	—	86,245
Production	(50,236)	(32,156)	(82,392)
December 31, 2013	586,489	573,755	1,160,244

	Oil (in MBbls)
	Vanguard historical	Pinedale Acquisition	Vanguard pro forma combined (a)
Net proved reserves
January 1, 2013	42,218	5,102	47,320
Revisions of previous estimates	(765)	—	(765)
Extensions, discoveries and other	303	—	303
Purchases of reserves in place	6,649	—	6,649
Production	(3,089)	(250)	(3,339)
December 31, 2013	45,316	4,852	50,168

	Natural Gas Liquids (in MBbls)
	Vanguard historical	Pinedale Acquisition	Vanguard pro forma combined (a)
Net proved reserves
January 1, 2013	18,940	21,200	40,140
Revisions of previous estimates	4,836	—	4,836
Extensions, discoveries and other	343	—	343
Purchases of reserves in place	6,553	—	6,553
Production	(1,477)	(1,156)	(2,633)
December 31, 2013	29,195	20,044	49,239

(a)	Includes Vanguard’s and the Pinedale Acquisition’s estimated net proved and proved developed oil, natural gas and natural gas liquids reserves as of December 31, 2013.

	Vanguard historical	Pinedale Acquisition	Vanguard pro forma combined (a)
Estimated proved reserves:
Natural Gas (MMcf)	586,489	573,755	1,160,244
Oil (MBbls)	45,316	4,852	50,168
Natural Gas Liquids (MBbls)	29,195	20,044	49,239
MMcfe	1,033,555	723,131	1,756,686

Estimated proved developed reserves:
Natural Gas (MMcf)	455,162	274,723	729,885
Oil (MBbls)	40,099	2,126	42,225
Natural Gas Liquids (MBbls)	18,962	9,586	28,548
MMcfe	809,528	344,995	1,154,523

(a)	Includes Vanguard’s and the Pinedale Acquisition’s estimated net proved and proved developed oil, natural gas and natural gas liquids reserves as of December 31, 2013.

The standardized measure of discounted future net cash flows relating to the combined proved oil, natural gas and natural gas liquids reserves at December 31, 2013 is as follows (in thousands):

	Vanguard historical	Pinedale Acquisition	Vanguard pro forma combined (a)
Future cash inflows	$6,670,299	$2,290,161	$8,960,460
Future production costs	(2,352,721)	(876,434)	(3,229,155)
Future development costs	(358,119)	(333,861)	(691,980)
Future net cash flows	3,959,459	1,079,866	5,039,325
10% annual discount for estimated timing of cash flows	(2,125,488)	(619,767)	(2,745,255)
Standardized measure of discounted future net cash flows	$1,833,971	$460,099	$2,294,070

(a)	The pro forma standardized measure includes Vanguard and the Pinedale Acquisition.

For the December 31, 2013 calculations in the preceding table, estimated future cash inflows from estimated future production of proved reserves were computed using the average oil and natural gas price based upon the 12-month average price of $96.90 per barrel of crude oil and $3.67 per MMBtu for natural gas adjusted for quality, transporation fees and a regional price differential, and the volume-weighted average price of $36.28 per barrel of natural gas liquids. The natural gas liquids prices were calculated using the differentials for each property to West Texas Intermediate reference price of $96.90. We may receive amounts different than the standardize measure of discounted cash flow for a number of reasons, including price changes and the effects of our hedging activities.

The following are the principal sources of change in the combined standardized measure of discounted future net cash flows for the year ended December 31, 2013 (in thousands):

	Vanguard historical	Pinedale Acquisition	Vanguard pro forma combined (a)
Sales and transfers, net of production costs	$(297,316)	$(97,107)	$(394,423)
Net changes in prices and production costs	(13,797)	—	(13,797)
Extensions discoveries and improved recovery, less related costs	24,110	—	24,110
Changes in estimated future development costs	43,496	—	43,496
Previously estimated development costs incurred during the period	56,661	—	56,661
Revision of previous quantity estimates	28,462	—	28,462
Accretion of discount	157,655	50,655	208,310
Purchases of reserves in place	333,530	—	333,530
Change in production rates, timing and other	(75,377)	—	(75,377)
Net change in standardized measure	257,424	(46,452)	210,972
Standardized measure, January 1, 2013	1,576,547	506,551	2,083,098
Standardized measure, December 31, 2013	$1,833,971	$460,099	$2,294,070

(a)	The pro forma standardized measure includes Vanguard and the Pinedale Acquisition.